EXHIBIT 99.1

One Franklin Parkway San Mateo, CA 94403-1906 tel (650) 312-2000 franklinresources.com

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Stacey Johnston (650) 525-7458
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Third Quarter Results

San Mateo, CA, July 29, 2010 - Franklin Resources, Inc. (Franklin Templeton Investments) (NYSE: BEN) today announced net income1 of $360.5 million, or $1.58 per share diluted, on revenues of $1,534.1 million for the quarter ended June 30, 2010. For the quarter ended March 31, 2010, net income1 was $356.7 million, or $1.55 per share diluted, on revenues of $1,413.1 million. For the quarter ended June 30, 2009, net income1 was $297.7 million, or $1.28 per share diluted, on revenues of $1,073.6 million.

Operating income for the quarter ended June 30, 2010 was $521.6 million, as compared to $461.1 million for the prior quarter and $326.2 million for the quarter ended June 30, 2009. The company’s non-operating income (expenses) for the quarter ended June 30, 2010 included $(7.3) million of investment and other (losses) income, net, as compared to $42.5 million for the prior quarter and $52.6 million for the quarter ended June 30, 2009.

Total assets under management by the company’s subsidiaries were $570.5 billion at June 30, 2010, as compared to $586.8 billion at March 31, 2010 and $451.2 billion at June 30, 2009. Simple monthly average assets under management during the quarter ended June 30, 2010 were $583.1 billion, as compared to $561.2 billion in the prior quarter and $428.0 billion in the same quarter a year ago. Equity assets comprised 41% of total assets under management at June 30, 2010, as compared to 45% at March 31, 2010 and 46% at June 30, 2009. Fixed-income assets comprised 40% of total assets under management at June 30, 2010, as compared to 36% at March 31, 2010 and 33% at June 30, 2009. Hybrid and other assets accounted for 19% of total assets under management at June 30, 2010 and March 31, 2010, as compared to 21% at June 30, 2009. Net new flows for the quarter ended June 30, 2010 were $18.8 billion, as compared to $17.4 billion for the prior quarter and $6.0 billion for the same quarter a year ago.

Cash and cash equivalents and investments were $6.6 billion at June 30, 2010, as compared to $5.8 billion at September 30, 2009. Total stockholders’ equity was $7.4 billion at June 30, 2010, as compared to $7.6 billion at September 30, 2009. The company had 225.4 million shares of common stock outstanding at June 30, 2010, as compared to 229.3 million shares outstanding at September 30, 2009. During the quarter ended June 30, 2010, the company repurchased 2.1 million shares of its common stock for a total cost of $212.3 million and had a net increase in debt outstanding of $828.7 million.

Lipper Performance Rankings of Franklin Templeton’s U.S.-Registered Long-Term Mutual Funds2,3,4:

	Period Ended June 30, 2010
	Percent of Assets in Top Two Quartiles
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[5]	65%	83%	87%	91%
Franklin Templeton Equity[6]	77%	82%	89%	91%
Franklin Templeton Fixed-Income[7]	51%	84%	86%	91%
Franklin Equity[8]	89%	85%	86%	88%
Templeton Equity[9]	74%	65%	88%	92%
Mutual Series Equity[10]	38%	100%	100%	100%
Franklin Templeton Taxable Fixed-Income[11]	55%	69%	72%	74%
Franklin Templeton Tax-Free Fixed-Income[12]	49%	92%	94%	100%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund’s investment goals, risks, charges and expenses before investing. To obtain a prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read the prospectus carefully before investing.

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements13

Unaudited

(in thousands, except per share data and assets under management)	Three months ended June 30,				Nine months ended June 30,
	2010	2009	% Change		2010	2009	% Change
Operating Revenues
Investment management fees	$915,866	$625,025	47%		$2,558,607	$1,778,235	44%
Underwriting and distribution fees	529,313	365,217	45%		1,514,147	974,801	55%
Shareholder servicing fees	72,976	67,113	9%		213,895	199,969	7%
Consolidated sponsored investment products income, net	1,457	2,908	(50%	)	2,445	6,555	(63%	)
Other, net	14,459	13,295	9%		35,501	(4,400)	NM

Total operating revenues	1,534,071	1,073,558	43%		4,324,595	2,955,160	46%

Operating Expenses
Underwriting and distribution	519,607	350,675	48%		1,473,657	933,738	58%
Compensation and benefits	280,333	230,943	21%		805,686	711,738	13%
Information systems, technology and occupancy	76,018	68,203	11%		214,236	202,199	6%
Advertising and promotion	37,976	27,888	36%		110,945	78,815	41%
Amortization of deferred sales commissions	50,121	32,865	53%		142,949	103,231	38%
Other	48,452	36,798	32%		127,446	107,567	18%

Total operating expenses	1,012,507	747,372	35%		2,874,919	2,137,288	35%

Operating Income	521,564	326,186	60%		1,449,676	817,872	77%

Other Income (Expenses)
Consolidated sponsored investment products (losses) gains, net	(14,670)	44,503	NM		6,071	(14,045)	NM
Investment and other (losses) income, net	(7,262)	52,574	NM		68,204	(26,341)	NM
Interest expense	(4,836)	(211)	NM		(6,514)	(3,503)	86%

Other (expenses) income, net	(26,768)	96,866	NM		67,761	(43,889)	NM

Income before taxes	494,796	423,052	17%		1,517,437	773,983	96%
Taxes on income	135,113	116,204	16%		441,795	248,134	78%

Net Income	359,683	306,848	17%		1,075,642	525,849	105%
Less: Net (loss) income attributable to noncontrolling interests	(812)	9,132	NM		2,859	(3,573)	NM

Net Income attributable to Franklin Resources, Inc.	$360,495	$297,716	21%		$1,072,783	$529,422	103%

Earnings per Share[14]
Basic	$1.59	$1.28	24%		$4.70	$2.28	106%
Diluted	1.58	1.28	23%		4.68	2.27	106%
Dividends per Share	$0.22	$0.21	5%		$3.66	$0.63	481%
Average Shares Outstanding[14] (in thousands)
Basic	225,626	229,804	(2%	)	226,858	230,871	(2%	)
Diluted	226,806	230,819	(2%	)	228,140	231,831	(2%	)
Operating Margin[15]	34%	30%			34%	28%
Assets Under Management[16] (in billions)
Beginning of period	$586.8	$391.1	50%		$523.4	$507.3	3%
Long-term sales	51.0	27.9	83%		139.6	75.5	85%
Long-term redemptions	(33.6)	(22.4)	50%		(91.1)	(92.3)	(1%	)
Net cash management	1.4	0.5	180%		2.0	(0.9)	NM

Net new flows	18.8	6.0	213%		50.5	(17.7)	NM
Reinvested distributions	3.1	2.7	15%		8.9	11.7	(24%	)

Net flows	21.9	8.7	152%		59.4	(6.0)	NM
Distributions	(3.7)	(3.3)	12%		(10.9)	(14.8)	(26%	)
(Depreciation) appreciation and other	(34.5)	54.7	NM		(1.4)	(35.3)	(96%	)

End of period	$570.5	$451.2	26%		$570.5	$451.2	26%

Simple Monthly Average for Period	$583.1	$428.0	36%		$557.6	$424.6	31%

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements13

Unaudited

(in thousands, except per share data, employees and billable shareholder accounts)	Three months ended
	30-Jun-10	31-Mar-10	% Change		31-Dec-09	30-Sep-09	30-Jun-09
Operating Revenues
Investment management fees	$915,866	$836,077	10%		$806,664	$724,953	$625,025
Underwriting and distribution fees	529,313	496,781	7%		488,053	433,361	365,217
Shareholder servicing fees	72,976	71,376	2%		69,543	67,381	67,113
Consolidated sponsored investment products income, net	1,457	540	170%		448	1,640	2,908
Other, net	14,459	8,339	73%		12,703	11,592	13,295

Total operating revenues	1,534,071	1,413,113	9%		1,377,411	1,238,927	1,073,558

Operating Expenses
Underwriting and distribution	519,607	487,023	7%		467,027	418,284	350,675
Compensation and benefits	280,333	271,041	3%		254,312	246,773	230,943
Information systems, technology and occupancy	76,018	69,608	9%		68,610	71,999	68,203
Advertising and promotion	37,976	38,121	0%		34,848	37,314	27,888
Amortization of deferred sales commissions	50,121	46,282	8%		46,546	39,747	32,865
Other	48,452	39,903	21%		39,091	40,088	36,798

Total operating expenses	1,012,507	951,978	6%		910,434	854,205	747,372

Operating Income	521,564	461,135	13%		466,977	384,722	326,186

Other Income (Expenses)
Consolidated sponsored investment products (losses) gains, net	(14,670)	5,669	NM		15,072	42,830	44,503
Investment and other (losses) income, net	(7,262)	42,488	NM		32,978	87,338	52,574
Interest expense	(4,836)	(936)	417%		(742)	(268)	(211)

Other (expenses) income, net	(26,768)	47,221	NM		47,308	129,900	96,866

Income before taxes	494,796	508,356	(3%	)	514,285	514,622	423,052
Taxes on income	135,113	149,946	(10%	)	156,736	136,180	116,204

Net Income	359,683	358,410	0%		357,549	378,442	306,848
Less: Net (loss) income attributable to noncontrolling interests	(812)	1,725	NM		1,946	11,086	9,132

Net Income attributable to Franklin Resources, Inc.	$360,495	$356,685	1%		$355,603	$367,356	$297,716

Earnings per Share[14]
Basic	$1.59	$1.56	2%		$1.55	$1.60	$1.28
Diluted	1.58	1.55	2%		1.54	1.59	1.28

Dividends per Share	$0.22	$0.22	0%		$3.22	$0.21	$0.21

Average Shares Outstanding[14] (in thousands)
Basic	225,626	227,046	(1%	)	227,892	228,741	229,804
Diluted	226,806	228,300	(1%	)	229,251	230,061	230,819

Operating Margin[15]	34%	33%			34%	31%	30%

Employees	7,869	7,758	1%		7,752	7,745	7,847

Billable Shareholder Accounts (in millions)	23.3	22.7	3%		22.2	21.4	22.4

ASSETS UNDER MANAGEMENT BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	30-Jun-10	31-Mar-10	% Change		31-Dec-09	30-Sep-09	30-Jun-09
Equity
Global/international	$172.9	$193.2	(11%	)	$189.5	$183.1	$153.1
Domestic (U.S.)	63.2	69.8	(9%	)	66.3	63.9	56.7

Total equity	236.1	263.0	(10%	)	255.8	247.0	209.8

Hybrid	101.6	107.3	(5%	)	104.0	98.2	85.8

Fixed-Income
Tax-free	73.8	71.8	3%		69.7	69.6	62.4
Taxable:
Global/international	109.4	97.0	13%		77.5	63.3	50.2
Domestic (U.S.)	43.3	41.9	3%		40.4	38.4	35.5

Total fixed-income	226.5	210.7	7%		187.6	171.3	148.1
Cash Management[17]	6.3	5.8	9%		6.1	6.9	7.5

Total Ending Assets Under Management	$570.5	$586.8	(3%	)	$553.5	$523.4	$451.2

Simple Monthly Average Assets Under Management	$583.1	$561.2	4%		$534.9	$488.3	$428.0

ASSETS UNDER MANAGEMENT AND FLOWS – UNITED STATES AND INTERNATIONAL

(in billions)	As of and for the three months ended
	30-Jun-10	% of Total	31-Mar-10	% of Total	30-Jun-09	% of Total
Long-Term Sales
United States	$25.0	49%	$24.4	53%	$18.1	65%
International	26.0	51%	22.0	47%	9.8	35%

Total Long-Term Sales	$51.0	100%	$46.4	100%	$27.9	100%

Long-Term Redemptions
United States	$(18.3)	54%	$(16.1)	55%	$(12.7)	57%
International	(15.3)	46%	(13.2)	45%	(9.7)	43%

Total Long-Term Redemptions	$(33.6)	100%	$(29.3)	100%	$(22.4)	100%

Assets Under Management
United States	$409.9	72%	$425.2	72%	$339.2	75%
International	160.6	28%	161.6	28%	112.0	25%

Total Assets Under Management	$570.5	100%	$586.8	100%	$451.2	100%

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	30-Jun-10	31-Mar-10	30-Jun-09
Global/international equity
Beginning assets	$193.2	$189.5	$124.7
Long-term sales	11.7	11.7	8.5
Long-term redemptions	(11.6)	(11.9)	(8.5)
Net exchanges	(0.3)	(0.1)	0.3

Net new flows	(0.2)	(0.3)	0.3
Reinvested distributions	0.1	0.2	0.1

Net flows	(0.1)	(0.1)	0.4
Distributions	(0.1)	(0.1)	(0.2)
(Depreciation) appreciation and other	(20.1)	3.9	28.2

Ending assets	172.9	193.2	153.1

Domestic (U.S.) equity
Beginning assets	69.8	66.3	48.5
Long-term sales	4.3	3.0	2.6
Long-term redemptions	(4.0)	(3.2)	(2.3)
Net exchanges	—	—	—

Net new flows	0.3	(0.2)	0.3
Reinvested distributions	0.1	—	0.1

Net flows	0.4	(0.2)	0.4
Distributions	(0.1)	—	(0.1)
(Depreciation) appreciation and other	(6.9)	3.7	7.9

Ending assets	63.2	69.8	56.7

Hybrid
Beginning assets	107.3	104.0	75.0
Long-term sales	4.2	4.1	2.9
Long-term redemptions	(4.0)	(3.1)	(2.7)
Net exchanges	(0.1)	—	0.1

Net new flows	0.1	1.0	0.3
Reinvested distributions	1.4	0.7	1.2

Net flows	1.5	1.7	1.5
Distributions	(1.6)	(1.0)	(1.4)
(Depreciation) appreciation and other	(5.6)	2.6	10.7

Ending assets	101.6	107.3	85.8

Tax-free fixed-income
Beginning assets	71.8	69.7	59.3
Long-term sales	3.3	3.6	3.3
Long-term redemptions	(2.4)	(2.3)	(1.9)
Net exchanges	—	—	—

Net new flows	0.9	1.3	1.4
Reinvested distributions	0.5	0.5	0.5

Net flows	1.4	1.8	1.9
Distributions	(0.8)	(0.8)	(0.7)
Appreciation and other	1.4	1.1	1.9

Ending assets	$73.8	$71.8	$62.4

[Table continued on next page]

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

[Table continued from previous page]

(in billions)	Three months ended
	30-Jun-10	31-Mar-10	30-Jun-09
Global/international taxable fixed-income
Beginning assets	$97.0	$77.5	$43.0
Long-term sales	24.0	20.3	6.8
Long-term redemptions	(8.9)	(5.9)	(4.7)
Net exchanges	1.0	0.8	0.8

Net new flows	16.1	15.2	2.9
Reinvested distributions	0.6	0.5	0.4

Net flows	16.7	15.7	3.3
Distributions	(0.6)	(0.5)	(0.5)
(Depreciation) appreciation and other	(3.7)	4.3	4.4

Ending assets	109.4	97.0	50.2

Domestic (U.S.) taxable fixed-income
Beginning assets	41.9	40.4	32.5
Long-term sales	3.5	3.7	3.8
Long-term redemptions	(2.7)	(2.9)	(2.3)
Net exchanges	0.2	—	(0.1)

Net new flows	1.0	0.8	1.4
Reinvested distributions	0.4	0.2	0.4

Net flows	1.4	1.0	1.8
Distributions	(0.5)	(0.3)	(0.4)
Appreciation and other	0.5	0.8	1.6

Ending assets	43.3	41.9	35.5

Cash management
Beginning assets	5.8	6.1	8.1
Net cash management	1.4	0.3	0.5
Net exchanges	(0.8)	(0.7)	(1.1)

Net new flows	0.6	(0.4)	(0.6)
Reinvested distributions	—	—	—

Net flows	0.6	(0.4)	(0.6)
Distributions	—	—	—
(Depreciation) appreciation and other	(0.1)	0.1	—

Ending assets	6.3	5.8	7.5

Total
Beginning assets	586.8	553.5	391.1
Long-term sales	51.0	46.4	27.9
Long-term redemptions	(33.6)	(29.3)	(22.4)
Long-term net exchanges	0.8	0.7	1.1
Net cash management	1.4	0.3	0.5
Cash management net exchanges	(0.8)	(0.7)	(1.1)

Net new flows	18.8	17.4	6.0
Reinvested distributions	3.1	2.1	2.7

Net flows	21.9	19.5	8.7
Distributions	(3.7)	(2.7)	(3.3)
(Depreciation) appreciation and other	(34.5)	16.5	54.7

Ending Assets Under Management	$570.5	$586.8	$451.2

Conference Call Information

Pre-recorded audio commentary on the third quarter results from Franklin Resources, Inc.’s President and Chief Executive Officer, Greg Johnson, and Executive Vice President and Chief Financial Officer, Ken Lewis, will be available today at approximately 9:15 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions.

Access to the pre-recorded audio commentary and accompanying slides will be available at franklinresources.com. The pre-recorded audio commentary will also be available by dialing (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally, using access code 83772434, anytime through 11:59 p.m. Eastern Time on August 12, 2010.

Access to the live teleconference will be available at franklinresources.com 10 minutes before the start of the call or by dialing (877) 480-6346 in the U.S. and Canada or (706) 902-1906 internationally. A replay of the call can also be accessed by calling (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally, using access code 83772101, after 5:30 p.m. Eastern Time today through 11:59 p.m. Eastern Time on August 12, 2010.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 525-7458.

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $570 billion in assets under management as of June 30, 2010. For more information, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds’ principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

3.

Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ.

4.

Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 147 peer groups of U.S. retail mutual funds, and the groups vary in size from 8 to 1,027 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

5.

Source: Lipper® Inc., 6/30/10. Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 33, 37, 35 and 46 funds ranked in the top quartile and 31, 35, 33 and 18 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

6.

Source: Lipper® Inc., 6/30/10. Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 21, 20, 13 and 17 funds ranked in the top quartile and 17, 17, 17 and 10 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.

Source: Lipper® Inc., 6/30/10. Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 12, 17, 22 and 29 funds ranked in the top quartile and 14, 18, 16 and 8 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.	Source: Lipper® Inc., 6/30/10. Of the eligible Franklin equity mutual funds tracked by Lipper, 15, 14, 10 and 10 funds ranked in the top quartile and 12, 11, 9 and 5 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.

Source: Lipper® Inc., 6/30/10. Of the eligible Templeton equity mutual funds tracked by Lipper, 4, 3, 0 and 4 funds ranked in the top quartile and 3, 3, 5 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.

Source: Lipper® Inc., 6/30/10. Of the eligible Mutual Series equity mutual funds tracked by Lipper, 2, 3, 3 and 3 funds ranked in the top quartile and 2, 3, 3 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.

Source: Lipper® Inc., 6/30/10. Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 2, 5, 4 and 4 funds ranked in the top quartile and 4, 2, 4 and 1 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.

Source: Lipper® Inc., 6/30/10. Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 10, 12, 18 and 25 funds ranked in the top quartile and 10, 16, 12 and 7 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.

Effective October 1, 2009, the company adopted a new accounting standard that modifies the presentation of consolidated net income to include the amount attributable to noncontrolling interests for all periods presented.

14.

Effective October 1, 2009, the company retrospectively adopted a new accounting standard that modifies the earnings per share calculations to recognize its nonvested stock awards and nonvested stock unit awards that contain nonforfeitable rights to dividends or dividend equivalents as if they were a separate class of stock.

15.	Defined as operating income divided by operating revenues.

16.

Assets under management include assets for which the company provides various investment management services as described in Item I “Business” in Part I of its Form 10-K for the fiscal year ended September 30, 2009.

17.	Cash management includes both U.S.-registered money market funds and non-U.S. registered funds with similar investment objectives.

Forward-Looking Statements

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will”, “may”, “could”, “expect”, “believe”, “anticipate”, “intend”, “plan”, “seek”, “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and Franklin’s subsequent Quarterly Reports on Form 10-Q:

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Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our assets under management are subject to significant fluctuations.

•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.
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Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our assets under management, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.
•	Any significant limitation or failure of our software applications, technology or other systems that are critical to our operations could constrain our operations.
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Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.
•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.
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Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our revenues and hinder our growth.
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Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with earnings and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of assets under management, potentially negatively impacting our revenues and income.
•	We could suffer losses in earnings or revenue if our reputation is harmed.
•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.
•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.
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Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

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Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

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Our revenues, earnings and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

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Regulatory and governmental examinations and/or investigations, civil litigation relating to previously-settled regulatory and governmental investigations, and the legal risks associated with our business, could adversely impact our assets under management, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived credit worthiness.
•	Diverse and strong competition limits the interest rates that we can charge on consumer loans.
•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.
•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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